                                 FREE WRITING PROSPECTUS - COMPUTATIONAL MATERIALS PART I

                                                $327,091,000 (APPROXIMATE)

                                                 GMAC RFC [GRAPHIC OMITTED]

                                     MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                                      SERIES 2007-RZ1

                                                RAMP SERIES 2007-RZ1 TRUST
                                                      ISSUING ENTITY

                                         RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                         DEPOSITOR

                                             RESIDENTIAL FUNDING COMPANY, LLC
                                                MASTER SERVICER AND SPONSOR

                                                     FEBRUARY 13, 2007

                                            BANC OF AMERICAS SECURITIES  [GRAPHIC OMITTED]
                                                                                                  [GRAPHIC OMITTED]
Disclaimer

The depositor has filed a registration statement (File No. 333-131211) (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at
www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free  writing  prospectus  does not  contain  all  information  that is  required  to be  included in the base prospectus and the prospectus  supplement.  The  information in this free writing  prospectus is preliminary and is subject to completion or change.  The  information in this free writing  prospectus,  if conveyed prior to the time of your contractual  commitment to purchase any of the securities,  supersedes  information  contained in any prior similar  materials  relating to these  securities,  and may be superceded by an additional free writing  prospectus provided to you prior to the time you enter into a contract of sale.

This free writing  prospectus is not an offer to sell or  solicitation  of an offer to buy these  securities in any state where such offer,  solicitation  or sale is not permitted.  This free writing  prospectus is being  delivered to you solely to provide  you with  information  about the  offering  of the  securities  referred  to in this free writing  prospectus and to solicit an offer to purchase the securities,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the securities, until we have accepted your offer to purchase securities.

A contract of sale will come into being no sooner than the date on which the relevant class of securities has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest"
expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The securities  referred to in this free writing  prospectus  are being sold when, as and if issued.  The issuer is not obligated to issue such  securities or any similar  security and our  obligation to deliver such  securities is subject to the terms and  conditions of our  underwriting  agreement with the issuer and the  availability  of such securities  when,  as and if issued by the  issuer.  You are  advised  that the  terms of the  securities,  and the characteristics  of the mortgage loan pool backing them, may change (due,  among other things,  to the  possibility that  mortgage  loans that  comprise the pool may become  delinquent or defaulted or may be removed or replaced and that similar or different  mortgage  loans may be added to the pool, and that one or more classes of securities may be split,  combined or eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised  that  securities  may  not be  issued  that  have  the  characteristics  described  in this  free  writing prospectus.  Our  obligation to sell such  securities to you is  conditioned  on the  securities and the underlying transaction  having  the  characteristics  described  in the  preliminary  prospectus.  If for any reason we do not deliver such  securities,  we will notify you, and neither the issuer nor any underwriter  will have any obligation to you to deliver  all or any portion of the  securities  which you have  committed  to  purchase,  and none of the issuer  nor any  underwriter  will be liable for any costs or damages  whatsoever  arising  from or related to such non-delivery.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3)
these materials possibly being confidential are not applicable to these materials and should be disregarded.
Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                            RAMP SERIES 2007-RZ1 TRUST
                                  MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                            $327,091,000 (APPROXIMATE)
                                                SUBJECT TO REVISION

---------- ------------ ------------------- -------------- -------------- ---------------------- ----------------- --------------------
                                                                             PRINCIPAL WINDOW                        FINAL SCHEDULED
             AMOUNT           RATINGS                        WAL (YRS.)           (MOS.)           EXP. MATURITY      DISTRIBUTION
  CLASS      ($)(1)     (MOODY'S/FITCH/S&P)    BOND TYPE   TO CALL/MAT(2)     TO CALL/MAT(2)        TO CALL (2)         DATE((5))
---------- ------------ ------------------- -------------- -------------- ---------------------- ----------------- --------------------
---------- ------------ ------------------- -------------- -------------- ---------------------- ----------------- --------------------
   A-1     145,179,000      Aaa/AAA/AAA     Sr Fltr (3)(4)  1.00 / 1.00     1 to 22 / 1 to 22      December 25,     February 25, 2037
                                                                                                       2008
   A-2     93,256,000       Aaa/AAA/AAA        Sr Fltr      2.80 / 2.80    22 to 72 / 22 to 72     February 25,     February 25, 2037
                                               (3)(4)                                                  2013
   A-3     20,805,000       Aaa/AAA/AAA        Sr Fltr      6.47 / 8.83   72 to 78 / 72 to 187   August 25, 2013    February 25, 2037
                                               (3)(4)
  M-1S     13,536,000      Aa1/AA+/AA+       Seq Mezz Fltr  3.86 / 3.86    43 to 50 / 43 to 50    April 25, 2011    February 25, 2037
                                                (3)(4)
  M-2S     12,751,000       Aa2/AA+/AA       Seq Mezz Fltr  4.74 / 4.74    50 to 72 / 50 to 72     February 25,     February 25, 2037
                                                (3)(4)                                                 2013
  M-3S      8,151,000       Aa3/AA/AA-       Seq Mezz Fltr  6.47 / 8.67   72 to 78 / 72 to 160   August 25, 2013    February 25, 2037
                                                (3)(4)
   M-4      5,312,000       A1/AA-/A+          Mezz Fltr    4.60 / 5.08   42 to 78 / 42 to 141   August 25, 2013    February 25, 2037
                                                (3)(4)
   M-5      6,340,000        A2/A+/A           Mezz Fltr    4.56 / 5.03   41 to 78 / 41 to 136   August 25, 2013    February 25, 2037
                                                (3)(4)
   M-6      4,797,000        A3/A/A-          Mezz Fltr     4.53 / 4.98   40 to 78 / 40 to 131   August 25, 2013    February 25, 2037
                                               (3)(4)
   M-7      4,798,000       A3/A/BBB+         Mezz Fltr     4.52 / 4.94   39 to 78 / 39 to 126   August 25, 2013    February 25, 2037
                                               (3)(4)
   M-8      3,256,000      Baa1/A-/BBB         Mezz Fltr    4.49 / 4.89   39 to 78 / 39 to 120   August 25, 2013    February 25, 2037
                                                (3)(4)
   M-9      4,284,000     Baa2/BBB+/BBB-       Mezz Fltr    4.49 / 4.85   38 to 78 / 38 to 116   August 25, 2013    February 25, 2037
                                                (3)(4)
  M-10      4,626,000      Baa3/BBB-/BB+       Mezz Fltr     4.46 / 4.77   38 to 78 / 38 to 109   August 25, 2013   February 25, 2037
                                                (3)(4)
    B       4,969,000        Ba2/BB+/BB     Sub Fltr (3)(4)                   Not Offered Hereby                    February 25, 2037
  TOTAL    332,060,000
---------- ------------ ------------------- -------------- -------------- ---------------------- ----------------- --------------------

         NOTES:

(1)      The Class Size is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)      The Offered Certificates will be priced to the Clean-up Call Date at the Prepayment Pricing Assumptions:
           Fixed Rate Loans:  100% PPC (100% FRM PPC assumes that prepayments start at 2.3% CPR in month one, increase by 2.3% each month to 23% CPR in month ten, and remain at 23% CPR thereafter);
         Adjustable Rate Loans:  100% PPC (100% ARM PPC assumes that prepayments start at 5% CPR in month one, increase by approximately 2.273% each month to 30% CPR in month twelve, remain at 30% CPR through month twenty four, increase to 60% CPR for the next three months and then remain at 35% CPR from month twenty eight and thereafter).
(3)      If the 10% Clean-Up Call is not exercised, the margins for the Class A Certificates will double, and the margins for the Class M Certificates and Class B Certificates will increase by a 1.5x multiple, on the second Distribution Date following the first possible Clean-Up Call Date.  Each class is subject to the
         Net WAC Cap Rate.
(4)      The pass-through rate for each class of certificates will equal the least of (a) One-Month LIBOR plus the related margin per annum, (b) the Net WAC Cap Rate and (c) 14.00% per annum.  The holders of the
         Class A Certificates, Class M Certificates and Class B Certificates may also be entitled to certain Net
         Swap Payments made by the Swap Counterparty to the Supplemental Interest Trust Trustee pursuant to the
         Swap Agreement.
(5)      The Final Scheduled Distribution Date is in the month following the latest maturity date of substantially all of the mortgage loans in the trust.

TITLE OF SECURITIES:                RAMP Mortgage Asset-Backed Pass-Through Certificates, Series 2007-RZ1.

DEPOSITOR:                          Residential Asset Mortgage Products,  Inc., an affiliate of Residential Funding
                                    Company, LLC.

MASTER SERVICER
AND SPONSOR:                        Residential Funding Company, LLC.

SUBSERVICER:                        The primary servicing will be provided by Homecomings Financial,  LLC, a wholly
                                    owned  subsidiary  of  Residential  Funding  Company,   LLC,  with  respect  to
                                    approximately  93.8% of the Mortgage Loans and GMAC Mortgage Company,  LLC with respect to approximately 5.5%.

UNDERWRITER:                        Banc of America Securities LLC.

TRUSTEE AND SUPPLEMENTAL
INTEREST TRUST TRUSTEE:             LaSalle Bank National Association.

CREDIT RISK MANAGER:                Clayton Fixed Income Services, Inc.

SWAP COUNTERPARTY:                  [TBD].

OFFERED CERTIFICATES:               The Class A-1, Class A-2 and Class A-3 Certificates  (collectively,  the "Class
                                    A Certificates").

..                                   The Class M-1S,  Class M-2S, Class M-3S, Class M-4, Class M-5, Class M-6, Class
                                    M-7,  Class  M-8,  Class M-9 and Class  M-10  Certificates  (collectively,  the
                                    "Class M Certificates").

                                    The Class A Certificates and Class M Certificates (the "Offered Certificates").

SEQUENTIAL CLASS M
CERTIFICATES:                       The Class M-1S, Class M-2S and Class M-3S Certificates.

NON-OFFERED CERTIFICATES:           The Class B Certificates, Class SB Certificates and Class R Certificates.

CUT-OFF DATE:                       February 1, 2007.

CLOSING DATE:                       On or about February 22, 2007.

DISTRIBUTION DATE:                  Distribution  of  principal  and interest on the Offered  Certificates  will be made on the 25th day of each  month,  or if this is not a business  day, on the next business day, commencing in March 2007.

FORM OF OFFERED CERTIFICATES:       The Offered  Certificates  will be  available in  book-entry  form through DTC,
                                    Clearstream and Euroclear.

MINIMUM DENOMINATIONS:              The Class A Certificates  and Class M  Certificates  will be offered in minimum denominations  of $25,000 and integral  multiples of $1 in excess thereof.  The
                                    Class B Certificates  will be offered in minimum  denominations of $250,000 and integral multiples of $1 in excess thereof.

TAX STATUS:                         The Offered  Certificates  (exclusive of any right to receive  amounts from the supplemental  interest trust or under the Swap Agreement) will be designated as regular  interests  in a REMIC  and,  to such  extent,  will be treated as debt instruments of a REMIC for federal income tax purposes.

ERISA ELIGIBILITY:                  Subject to the  considerations  contained in the base  prospectus,  the Class A
                                    Certificates  may be  eligible  for  purchase  by persons  investing  assets of employee benefit plans or individual  retirement  accounts assets.  The Class M
                                    Certificates  and Class B  Certificates  will not be eligible  for  purchase by such plans  other  than with  assets of  insurance  company  general  accounts.
                                    However,   investors   should  consult  with  their  counsel  with  respect  to
                                    consequences  under  ERISA  and the  Internal  Revenue  Code  of such a  plan's acquisitions  and ownership of such Offered  Certificates.  In addition,  prior to the termination of the Swap Agreement,  the Class A Certificates may only be purchased by persons  investing  assets of employee benefit plans or individual retirement  accounts assets if such person  qualifies for the relief  available under one or more of the following investor-based exemptions:

                                (a)      Prohibited Transaction Class Exemption ("PTCE") 84-14,  regarding  transactions  negotiated by independent
                                         "qualified professional asset managers";
                                (b)      PTCE 90-1, regarding investments by insurance company pooled separate accounts;
                                (c)      PTCE 91-38, regarding investments by bank collective investment funds;
                                (d)      PTCE 95-60, regarding investments by insurance company general accounts; or
                                (e)      PTCE 96-23, regarding transactions negotiated by certain "in-house asset managers."
                                         See "ERISA Considerations" in the base prospectus.

SMMEA ELIGIBILITY:                  The Offered  Certificates will NOT constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

P&I ADVANCES:                       The Master  Servicer  will be  obligated  to advance,  or cause to be advanced, cash with  respect to  delinquent  payments of  principal  and  interest on the
                                    Mortgage Loans to the extent that the Master Servicer  reasonably believes that such cash advances can be repaid from future  payments on the related  Mortgage
                                    Loans.  These cash  advances  are only  intended to maintain a regular  flow of scheduled  interest  and  principal  payments on the  certificates  and are not intended to guarantee or insure against losses.

MONTHLY FEES:                       Weighted average  subservicing fee of approximately  0.3948% per annum, payable monthly;  master servicing fee of 0.05% per annum, payable monthly; credit risk manager fee of 0.015% per annum, payable monthly.

ELIGIBLE MASTER SERVICING
COMPENSATION:                       For any Distribution  Date, an amount equal to the lesser of (a) one-twelfth of
                                    0.125%  of  the  aggregate  stated  principal  balance  of the  Mortgage  Loans immediately  preceding  that  Distribution  Date and (b) the sum of the  master servicing  fee  payable  to the  Master  Servicer  in  respect  of  its  master servicing  activities and  reinvestment  income received by the Master Servicer on amounts payable with respect to that Distribution Date.

OPTIONAL CALL:                      If the aggregate  principal  balance of the mortgage  loans after giving effect to  distributions to be made on that  Distribution  Date falls below 10% of the principal  balance as of the Cut-off  Date,  the holders of the call rights may terminate the trust on that Distribution Date (the "Clean-up Call Date").

MORTGAGE LOANS:                     The mortgage  pool will consist of one- to  four-family,  fixed and  adjustable rate  mortgage  loans  secured  by  first  liens  on fee  simple  or  leasehold interests on  residential  mortgage  properties.  The  statistical  pool of the
                                    mortgage  loans  described  herein  has  an  aggregate   principal  balance  of
                                    approximately $342,683,511 as of the Cut-off Date.

REPRESENTATIONS AND
WARRANTIES:                         RFC will make a  representation  and warranty that each  mortgaged  property is free of damage and in good repair as of the closing  date.  In the event that a mortgaged  property  is  damaged  as  of  the  closing  date  and  that  damage materially adversely  affects  the value of the  mortgaged  property  or of the interest of the  certificateholders  in the related mortgaged loan, RFC will be required to repurchase the related mortgage loan from the trust.

                                      A.       SUBORDINATION
 CREDIT ENHANCEMENT:

                                       Credit  Enhancement for the Class A Certificates will include the subordination of the  Class M  Certificates,  Class B  Certificates  and the  overcollateralization amount.  Credit  Enhancement for any Class M Certificates will include the Class M
                                       Certificates   with   a   lower   priority,   Class   B   Certificates   and   the
                                       overcollateralization amount.

                                       CLASS     INITIAL                      STEPDOWN DATE
                                                SUBORDINATION (1)             SUBORDINATION
                                       A         24.35%                       48.70%
                                       M-1S      20.40%                       40.80%
                                       M-2S      16.68%                       33.36%
                                       M-3S      14.30%                       28.60%
                                       M-4       12.75%                       25.50%
                                       M-5       10.90%                       21.80%
                                       M-6       9.50%                        19.00%
                                       M-7       8.10%                        16.20%
                                       M-8       7.15%                        14.30%
                                       M-9       5.90%                        11.80%
                                       M-10      4.55%                        9.10%
                                       B         3.10%                        6.20%

                                       (1) Includes the initial overcollateralization requirement as described herein.

                                       B. OVERCOLLATERALIZATION ("OC")

                                        Initial (% Orig)                        3.10%
                                        OC Target (% Orig)                      3.10%
                                        Stepdown OC Target (% Current)          6.20%
                                        OC Floor (% Orig)                       0.50%

                                       C. EXCESS CASHFLOW.

                                       Initially equal to approximately  243 bps per annum.  For any  Distribution  Date, the sum of (i) the excess of the  available  distribution  amount  over the sum of
                                       (a) the interest  distribution  amount for the  certificates and (b) the principal remittance amount, (ii) any overcollateralization  reduction amount, and (iii) any
                                       Net Swap  Payments  received  by the  supplemental  interest  trust under the swap agreement  for that  Distribution  Date.  Excess  Cash Flow may be used to protect the Class A Certificates,  Class M Certificates  and Class B Certificates  against realized  losses by making an additional  payment of principal to cover the amount of the realized losses.

                                       D.  SWAP AGREEMENT

                                      Credit enhancement for the Class A Certificates, Class M Certificates and Class B
                                      Certificates will include Net Swap Payments made by the Swap Counterparty to the
                                      Supplemental Interest Trust Trustee pursuant to the Swap Agreement. The Swap
                                      Agreement will terminate after the Distribution Date in February 2012.

REQUIRED OVERCOLLATERALIZATION
AMOUNT:                             For any  Distribution  Date (i) prior to the Stepdown  Date, an amount equal to
                                    3.10% of the aggregate  stated  principal  balance of the Mortgage  Loans as of the Cut-off  Date,  (ii) on or after the Stepdown Date provided a Trigger Event is not in  effect,  the  greater  of (x)  6.20% of the then  current  aggregate outstanding  principal  balance of the Mortgage  Loans after  giving  effect to
                                    distributions   to  be   made   on   that   Distribution   Date   and  (y)  the
                                    Overcollateralization  Floor  or  (iii)  on or  after  the  Stepdown  Date if a
                                    Trigger Event is in effect, the Required  Overcollateralization  Amount for the immediately  preceding  Distribution  Date. The Required  Overcollateralization
                                    Amount will be fully funded on the Closing Date.

OVERCOLLATERALIZATION FLOOR:        An amount  equal to 0.50% of the  aggregate  principal  balance of the Mortgage
                                    Loans as of the Cut-Off Date, or approximately $1,713,418.

EXCESS OVERCOLLATERALIZATION
AMOUNT:                             With  respect  to  any   Distribution   Date,  the  excess,   if  any,  of  the
                                    Overcollateralization  Amount  on that  Distribution  Date  over  the  Required
                                    Overcollateralization Amount on that Distribution Date.

OVERCOLLATERALIZATION AMOUNT:       With  respect  to any  Distribution  Date,  the  excess,  if  any,  of (a)  the aggregate  stated  principal  balance of the Mortgage Loans as of the first day of  the  month  preceding  that  Distribution  Date,  over  (b)  the  aggregate
                                    certificate   principal   balance  of  the  Class  A   Certificates,   Class  M
                                    Certificates and Class B Certificates before taking into account  distributions of principal to be made on that Distribution Date.

OVERCOLLATERALIZATION INCREASE
AMOUNT:                             With  respect to any  Distribution  Date,  an amount equal to the lesser of (i)
                                    the  Excess  Cashflow  for that  Distribution  Date (to the  extent not used to
                                    cover   losses)   and  (ii)  the   excess,   if  any,   of  (x)  the   Required
                                    Overcollateralization   Amount  for  that   Distribution   Date  over  (y)  the
                                    Overcollateralization Amount for that Distribution Date.

OVERCOLLATERALIZATION REDUCTION
AMOUNT:                             With    respect   to   any    Distribution    Date   for   which   the   Excess
                                    Overcollateralization  Amount is, or would be,  after  taking into  account all other  distributions to be made on that Distribution  Date,  greater than zero, an amount equal to the lesser of
                                    (i) the Excess  Overcollateralization  Amount for that  Distribution  Date, and
                                    (ii) the Principal Remittance Amount for that Distribution Date.

STEPDOWN DATE:                      The earlier to occur of (i) the Distribution  Date  immediately  succeeding the
                                    Distribution Date on which the aggregate  certificate  principal balance of the
                                    Class A  Certificates  has been  reduced  to zero or (ii) the later to occur of
                                    (x) the Distribution Date in March 2010 and (y) the first  Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 48.70%.

SENIOR ENHANCEMENT
PERCENTAGE:                         On any Distribution Date, the Senior Enhancement  Percentage will be equal to a fraction,  the numerator of which is the sum of (x) the  aggregate  certificate principal  balance  of the  Class  M  Certificates  and  Class  B  Certificates
                                    immediately prior to that  Distribution Date and (y) the  Overcollateralization
                                    Amount  immediately  prior to that  Distribution  Date, and the  denominator of which is the aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that Distribution Date.

TRIGGER EVENT:                      A Trigger Event is in effect on any Distribution  Date on or after the Stepdown
                                    Date if:
                                    (i) the  Sixty-Plus  Delinquency  Percentage  equals or exceeds the  applicable percentage of the Senior  Enhancement  Percentage for that Distribution Date as set forth  below for the most  senior  class of Class A  Certificates,  Class M
                                    Certificates and Class B Certificates then outstanding:

                                                 CLASS                                 PERCENTAGE
                                                   A                                     32.85%
                                                  M-1S                                   39.25%
                                                  M-2S                                   48.00%
                                                  M-3S                                   55.95%
                                                  M-4                                    62.75%
                                                  M-5                                    73.40%
                                                  M-6                                    84.20%
                                                  M-7                                    99.75%
                                                  M-8                                   111.90%
                                                  M-9                                   135.60%
                                                  M-10                                  175.85%
                                                   B                                    258.05%

                                    or (ii)  on or  after  the  Distribution  Date in  March  2009  the  cumulative realized losses on the Mortgage Loans as a percentage of the initial  aggregate principal  balance of the  Mortgage  Loans as of the  Cut-off  Date  exceed the following amounts:

                                         DISTRIBUTION PERIODS                           PERCENTAGE
                                                25 - 36                 1.40% in the first month plus an additional 1/12th of
                                                                        1.80% for each month thereafter
                                                37 - 48                 3.20% for the first month, plus an additional 1/12th of
                                                                        1.90% for every subsequent month;
                                                49 - 60                 5.10% for the first month, plus an additional 1/12th of
                                                                        1.50% for every subsequent month;
                                                                        6.60% for the first, plus an additional 1/12th of 0.85%
                                                61 - 72                 for every subsequent month;
                                           73 and thereafter            7.45%.

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                         With  respect  to any  Distribution  Date on or after the  Stepdown  Date,  the arithmetic  average,  for each of the three Distribution Dates ending with such
                                    Distribution  Date,  of the fraction,  expressed as a percentage,  equal to (x)
                                    the aggregate  stated  principal  balance of the Mortgage  Loans that are 60 or
                                    more  days   delinquent   in  payment  of  principal   and  interest  for  that
                                    Distribution Date,  including  mortgaged loans in foreclosure and REO, over (y)
                                    the  aggregate  stated   principal   balance  of  all  of  the  Mortgage  Loans
                                    immediately preceding that Distribution Date.

INTEREST PAYMENTS:                  On each  Distribution  Date  holders of the  certificates  will be  entitled to receive  the  interest  that has  accrued on the  certificates  at the  related pass-through rate during the related Accrual Period,  and any interest due on a prior Distribution Date that was not paid.

ACCRUAL PERIOD:                     The Offered Certificates will be entitled to interest accrued,  with respect to any Distribution  Date, from and including the preceding  Distribution Date (or from and  including  the  Closing  Date in the case of the  first  Distribution
                                    Date) to and  including  the day prior to the  then-current  Distribution  Date calculated on an actual/360-day basis.

NET MORTGAGE RATE:                  With respect to any Mortgage  Loan,  the per annum  mortgage rate thereon minus the per  annum  rates at which  the  master  servicing,  subservicing  fees and credit risk manager fees are paid.

NET WAC CAP RATE:                   With  respect to any  Distribution  Date,  a per annum rate  (which will not be less than zero)  equal to (i) the  product of (a) the  weighted  average of the
                                    Net  Mortgage  Rates of the  Mortgage  Loans  using the Net  Mortgage  Rates in effect  for the  scheduled  payments  due on such  Mortgage  Loans  during  the related  due  period,  and  (b) a  fraction  expressed  as  a  percentage,  the numerator of which is 30 and the  denominator  of which is the actual number of days in the related  Accrual Period,  minus (ii) the  product of (a) a fraction expressed as a percentage  the numerator of which is the amount of any Net Swap
                                    Payments  or  Swap  Termination  Payment  owed  to the  Swap  Counterparty  not resulting from a Swap  Counterparty  Trigger Event as of such Distribution Date and the denominator of which is the aggregate stated  principal  balance of the
                                    Mortgage Loans as of such Distribution  Date, and (b) a fraction expressed as a percentage,  the numerator of which is 360 and the  denominator of which is the actual number of days in the related Accrual Period.

BASIS RISK SHORTFALL:               With respect to any class of Class A  Certificates,  Class M  Certificates  and
                                    Class B Certificates  and any  Distribution  Date on which the Net WAC Cap Rate is used to determine the pass-through  rate for that class of certificates,  an amount equal to the excess of (i) accrued  certificate  interest for that class calculated  at a rate  equal to the  lesser  of (a)  One-Month  LIBOR  plus the related  Margin  and (b)  14.00%  per  annum,  over  (ii)  accrued  certificate interest for that class  calculated using the Net WAC Cap Rate; plus any unpaid
                                    Basis Risk Shortfall from prior  Distribution  Dates,  plus interest thereon to the extent not  previously  paid from Excess Cash Flow,  at a rate equal to the related pass-through rate for such Distribution Date.

PREPAYMENT INTEREST
SHORTFALL:                          With respect to any  Distribution  Date,  the aggregate  shortfall,  if any, in collections of interest  resulting  from mortgagor  prepayments on the Mortgage
                                    Loans  during the  preceding  calendar  month.  These  shortfalls  will  result because  interest on  prepayments  in full is  distributed  only to the date of prepayment,  and because no interest is  distributed on prepayments in part, as these  prepayments  in part are  applied  to reduce the  outstanding  principal balance of the  Mortgage  Loans as of the due date  immediately  preceding  the date of  prepayment.  No assurance  can be given that the amounts  available to
                                    cover  Prepayment  Interest  Shortfalls  will  be  sufficient   therefor.   Any
                                    Prepayment  Interest  Shortfalls  not  covered  by  Eligible  Master  Servicing
                                    Compensation  or  Excess  Cash  Flow  and  allocated  to  a  class  of  offered certificates  will accrue interest at the then applicable  pass-through rate on that class of offered certificates.

 RELIEF ACT SHORTFALLS:             With respect to any  Distribution  Date, the shortfall,  if any, in collections of  interest  resulting  from the  Servicemembers  Civil  Relief Act or similar legislation or regulation.  Relief Act Shortfalls  will be covered by available
                                    Excess Cashflow in the current period only as described under "Excess  Cashflow
                                    Distributions."   Any  Relief  Act   Shortfalls   allocated   to  the   Offered
                                    Certificates  for the  current  period  not  covered  by Excess  Cash Flow will remain  unpaid.  Relief Act  Shortfalls  will be  allocated on a pro rata basis among the certificates.

AVAILABLE DISTRIBUTION AMOUNT:      For any  Distribution  Date, an amount (net of (i) amounts  reimbursable to the master  servicer,  any subservicer  and Credit Risk Manager,  (ii) any Net Swap
                                    Payment to the Swap  Counterparty  and (iii) any swap  termination  payment not
                                    due  to   a Swap Counterparty Trigger Event)   equal   to the  sum  of  (a) the
                                    aggregate  amount of scheduled  payments on the  Mortgage  Loans due during the related  due  period  and  received  on or prior to the  related  determination
                                    date,   (b) unscheduled  payments,   including  mortgagor  prepayments  on  the
                                    Mortgage      Loans,       insurance       proceeds,       liquidation proceeds
                                    and subsequent recoveries   from  the  Mortgage   Loans,   and  proceeds   from
                                    repurchases of and  substitutions  for the Mortgage Loans occurring  during the preceding  calendar  month,  and (c) all  Advances  made for that  Distribution
                                    Date in respect of the Mortgage  Loans.  A  more  detailed  description  of the
                                    Available  Distribution  Amount  is set  forth  in the  preliminary  prospectus supplement, including additional amounts which may be included.

ALLOCATION OF LOSSES:               Realized losses on the mortgage loans will be allocated as follows:
(i)      to Excess Cashflow;
(ii)     by a reduction in the Overcollateralization Amount until reduced to zero;
(iii)    to the Class B Certificates until the certificate principal balance thereof has been reduced to zero;
(iv)     to the Class M-10 Certificates until the certificate principal balance thereof has been reduced to zero;
(v)      to the Class M-9 Certificates until the certificate principal balance thereof has been reduced to zero;
(vi)     to the Class M-8 Certificates until the certificate principal balance thereof has been reduced to zero;
(vii)    to the Class M-7 Certificates until the certificate principal balance thereof has been reduced to zero;
(viii)   to the Class M-6 Certificates until the certificate principal balance thereof has been reduced to zero;
(ix)     to the Class M-5 Certificates until the certificate principal balance thereof has been reduced to zero;
(x)      to the Class M-4 Certificates until the certificate principal balance thereof has been reduced to zero;
(xi)     to the Class M-3S Certificates until the certificate principal balance thereof has been reduced to zero;
(xii)    to the Class M-2S Certificates until the certificate principal balance thereof has been reduced to zero;
(xiii)   to the Class M-1S Certificates  until the certificate  principal balance thereof has been reduced to zero;
                                                     and
(xiv)    to the  Class A  Certificates,  on a pro  rata  basis  based  on their  respective  certificate  principal balances,  until the certificate  principal  balances  thereof have been reduced to zero.

STEP-UP COUPON:                     The margins on the Class M Certificates and Class B Certificates  will increase by a 1.5x  multiple  of the  original  margin on the second  Distribution  Date following the first  possible  Clean-Up  Call Date.  The margins on the Class A
                                    Certificates   will  increase  to  2x  the  original   margins  on  the  second
                                    Distribution Date following the first possible Clean-up Call Date.

PRINCIPAL PAYMENTS:                 Prior to the Subordination  Depletion Date, the Class A Principal  Distribution
                                    Amount,  with respect to the Class A  Certificates,  will be distributed to the
                                    Class A-1, Class A-2 and Class A-3 Certificates,  sequentially,  in that order, in each case, until their  respective  Certificate  Principal  Balance has been reduced to zero. On or after the Subordination  Depletion Date,  principal will be  distributed  to the Class A  Certificates  on a pro rata basis based on the certificate principal balances of each such class.

                                    The Class M Certificates  and Class B  Certificates  will be subordinate to the
                                    Class A Certificates,  and will not receive any principal  payments until on or after  the  Stepdown  Date,  or if a Trigger  Event is in  effect,  unless  the aggregate  certificate  principal  balance of the Class A Certificates has been reduced to zero.

                                    On or after the Stepdown  Date and if a Trigger  Event is not in effect,  or if the aggregate  certificate  principal  balance of the Class A Certificates  has been  reduced to zero,  the  remaining  Principal  Distribution  Amount will be distributed in the following order of priority:  to the Class M-1S,  Class M-2S and Class M-3S  Certificates,  sequentially,  in that order, in each case until their respective  Certificate  Principal  Balance has been reduced to zero, the
                                    Sequential   Class  M  Principal   Distribution   Amount,   to  the  Class  M-4
                                    Certificates,  the Class M-4 Principal  Distribution  Amount,  to the Class M-5
                                    Certificates,  the Class M-5 Principal  Distribution  Amount,  to the Class M-6
                                    Certificates,  the Class M-6 Principal  Distribution  Amount,  to the Class M-7
                                    Certificates,  the Class M-7 Principal  Distribution  Amount,  to the Class M-8
                                    Certificates,  the Class M-8 Principal  Distribution  Amount,  to the Class M-9
                                    Certificates,  the Class M-9 Principal  Distribution  Amount, to the Class M-10
                                    Certificates,  the Class M-10 Principal  Distribution Amount and to the Class B
                                    Certificates,  the Class B Principal  Distribution  Amount,  in each case until the certificate principal balance thereof has been reduced to zero.

SUBORDINATION DEPLETION DATE:       The Distribution Date on which the sum of (i) the aggregate Certificate
                                    Principal Balance of the Class M Certificates and Class B Certificates and
                                    (ii) the Overcollateralization Amount have been reduced to zero.

PRINCIPAL DISTRIBUTION
AMOUNT:                             For any  Distribution  Date, the lesser of (a) the excess of (x) the  available distribution  amount,  plus with  respect  to  clauses  (iii)  and (iv)  below, amounts  received by the  Supplemental  Interest  Trust  Trustee under the Swap
                                    Agreement,  over (y) the  interest  distribution  amount and (b) the sum of the following amounts:

                    (i)  the Principal Remittance Amount for the Mortgage Loans;

                    (ii) the lesser of (a) subsequent  recoveries for that  Distribution Date and (b) the principal portion of any realized losses allocated to any Class A Certificates, Class M Certificates and Class B Certificates on a prior Distribution Date and remaining unpaid;

                    (iii) the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used in clause  (ii) above on such  Distribution  Date,  and (b) the  principal  portion of any realized losses  incurred,  or deemed to have been incurred,  on any Mortgage Loans in the calendar month preceding that  Distribution Date to the extent covered by Excess Cash Flow for that Distribution Date; and

                    (iv) the lesser of (a) the Excess Cash Flow for that Distribution  Date, to the extent not used pursuant to clause  (ii) and clause  (iii) above on such  Distribution  Date,  and (b) the amount of any Overcollateralization Increase Amount for that Distribution Date;

                                    minus

                    (v)  the amount of any Overcollateralization Reduction Amount for that Distribution Date; and

                    (vi) certain other amounts with respect to servicing  modifications as set forth in the pooling and servicing agreement.

                                    In no event will the Principal  Distribution Amount on any Distribution Date be
                                    less than zero or greater than the outstanding  aggregate  certificate  balance of the Class A Certificates, Class M Certificates and Class B Certificates.

PRINCIPAL REMITTANCE
AMOUNT:                             For any Distribution Date, the sum of the following amounts:  (i) the principal portion of all scheduled  monthly  payments on the Mortgage  Loans  received or advanced with respect to the related due period;  (ii) the principal portion of all  proceeds  of the  repurchase  of the  Mortgage  Loans  or,  in the case of substitution,  amounts  representing a principal  adjustment as required in the pooling and servicing  agreement during the preceding calendar month; and (iii)
                                    the  principal  portion  of  all  other  unscheduled   collections  other  than
                                    subsequent  recoveries  received  on the  related  Mortgage  Loans  during  the preceding  calendar  month  including,  without  limitation,  full and  partial principal  prepayments  made by the  respective  mortgagors,  to the extent not distributed in the month.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                    (i)  prior to the  Stepdown  Date or on or after the  Stepdown  Date if a  Trigger  Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution
                         Date, or

                    (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                         Date, the lesser of: (i) the Principal Distribution Amount for that Distribution Date; and
                         (ii)  the  excess  of (a) the  aggregate  certificate  principal  balance  of the  Class A
                         Certificates  immediately  prior to that  Distribution Date over (b) the lesser of (x) the product of (1) 51.30% and (2) the aggregate stated principal balance of the Mortgage Loans after giving  effect to  distributions  to be made on that  Distribution  Date and (y) the aggregate  stated  principal  balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

SEQUENTIAL CLASS M PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                    (i)  prior to the  Stepdown  Date or on or after the  Stepdown  Date if a  Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution  Amount for that
                         Distribution Date after distribution of the Class A Principal Distribution Amount, or

                    (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                         Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution
                         Date after distribution of the Class A Principal  Distribution Amount; and (ii) the excess of (a)  the  sum of (1)  the  aggregate  certificate  principal  balance  of the  Class  A
                         Certificates (after taking into account the payment of the Class A Principal  Distribution
                         Amount) and (2) the aggregate  certificate  principal  balance of the  Sequential  Class M
                         Certificates  immediately  prior to that  Distribution Date over (b) the lesser of (x) the product of (1) 71.40% and (2) the aggregate stated principal balance of the Mortgage Loans after giving  effect to  distributions  to be made on that  Distribution  Date and (y) the aggregate  stated  principal  balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                    (i)  prior to the  Stepdown  Date or on or after the  Stepdown  Date if a  Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution  Amount for that
                         Distribution  Date after  distribution  of the Class A Principal  Distribution  Amount and
                         Sequential Class M Principal Distribution Amount, or

                    (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                         Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution
                         Date after  distribution of the Class A Principal  Distribution  Amount and the Sequential
                         Class M  Principal  Distribution  Amount;  and (ii) the  excess  of (a) the sum of (1) the aggregate certificate principal balance of the Class A Certificates and Sequential Class M
                         Certificates (after taking into account the payment of the Class A Principal  Distribution
                         Amount and the  Sequential  Class M Principal  Distribution  Amount for that  Distribution
                         Date) and (2) the certificate principal balance of the Class M-4 Certificates  immediately prior to that  Distribution  Date over (b) the lesser of (x) the product of (1) 74.50% and
                         (2) the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution Date and (y) the aggregate stated principal balance of the Mortgage  Loans after  giving  effect to  distributions  to be made on that
                         Distribution Date, less the Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                    (i)  prior to the  Stepdown  Date or on or after the  Stepdown  Date if a  Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution  Amount for that
                         Distribution  Date  after  distribution  of the  Class A  Principal  Distribution  Amount,
                         Sequential  Class M Principal  Distribution  Amount and Class M-4  Principal  Distribution
                         Amount, or

                    (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                         Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution
                         Date after distribution of the Class A Principal Distribution Amount, the Sequential Class
                         M Principal  Distribution Amount and the Class M-4 Principal Distribution Amount; and (ii)
                         the excess of (a) the sum of (1) the aggregate  certificate principal balance of the Class
                         A, Sequential Class M and Class M-4 Certificates (after taking into account the payment of the Class A Principal  Distribution Amount, the Sequential Class M Principal  Distribution
                         Amount and the Class M-4 Principal Distribution Amount for that Distribution Date) and (2)
                         the certificate principal balance of the Class M-5 Certificates  immediately prior to that
                         Distribution  Date  over (b) the  lesser  of (x) the  product  of (1)  78.20%  and (2) the aggregate  stated  principal  balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that  Distribution Date and (y) the aggregate stated principal balance of the Mortgage  Loans after  giving  effect to  distributions  to be made on that
                         Distribution Date, less the Overcollateralization Floor.

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                    (i)  prior to the  Stepdown  Date or on or after the  Stepdown  Date if a  Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution  Amount for that
                         Distribution  Date  after  distribution  of the  Class A  Principal  Distribution  Amount,
                         Sequential Class M Principal  Distribution Amount, Class M-4 Principal Distribution Amount
                         and Class M-5 Principal Distribution Amount, or

                    (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                         Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution
                         Date after distribution of the Class A Principal Distribution Amount, the Sequential Class
                         M Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class
                         M-5 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate  principal balance of the Class A, Sequential Class M, Class M-4 and Class M-5
                         Certificates (after taking into account the payment of the Class A Principal  Distribution
                         Amount,  the  Sequential  Class M  Principal  Distribution  Amount,  Class  M-4  Principal
                         Distribution Amount and the Class M-5 Principal  Distribution Amount for that Distribution
                         Date) and (2) the certificate principal balance of the Class M-6 Certificates  immediately prior to that  Distribution  Date over (b) the lesser of (x) the product of (1) 81.00% and
                         (2) the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution Date and (y) the aggregate stated principal balance of the Mortgage  Loans after  giving  effect to  distributions  to be made on that
                         Distribution Date, less the Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                    (i)  prior to the  Stepdown  Date or on or after the  Stepdown  Date if a  Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution  Amount for that
                         Distribution  Date  after  distribution  of the  Class A  Principal  Distribution  Amount,
                         Sequential Class M Principal Distribution Amount, Class M-4 Principal Distribution Amount,
                         Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount, or

                    (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                         Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution
                         Date after distribution of the Class A Principal Distribution Amount, the Sequential Class
                         M Principal  Distribution  Amount, the Class M-4 Principal  Distribution Amount, the Class
                         M-5 Principal  Distribution  Amount and the Class M-6 Principal  Distribution  Amount; and
                         (ii) the excess of (a) the sum of (1) the aggregate  certificate  principal balance of the
                         Class A, Sequential Class M, Class M-4, Class M-5 and Class M-6 Certificates (after taking into  account the payment of the Class A Principal  Distribution  Amount,  the  Sequential
                         Class M Principal  Distribution Amount, Class M-4 Principal Distribution Amount, the Class
                         M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount for that
                         Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately  prior to that Distribution Date over (b) the lesser of (x) the product of (1)
                         83.80% and (2) the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution Date and (y) the aggregate stated
                         principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                    (i)  prior to the  Stepdown  Date or on or after the  Stepdown  Date if a  Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution  Amount for that
                         Distribution  Date  after  distribution  of the  Class A  Principal  Distribution  Amount,
                         Sequential Class M Principal Distribution Amount, Class M-4 Principal Distribution Amount,
                         Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class
                         M-7 Principal Distribution Amount, or

                    (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                         Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution
                         Date after distribution of the Class A Principal Distribution Amount, the Sequential Class
                         M Principal  Distribution  Amount, the Class M-4 Principal  Distribution Amount, the Class
                         M-5 Principal  Distribution Amount, the Class M-6 Principal  Distribution Amount and Class
                         M-7 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate  principal  balance of the Class A, Sequential  Class M, Class M-4, Class M-5,
                         Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A
                         Principal Distribution Amount, the Sequential Class M Principal Distribution Amount, Class
                         M-4 Principal  Distribution Amount, the Class M-5 Principal Distribution Amount, Class M-6
                         Principal  Distribution  Amount and the Class M-7 Principal  Distribution  Amount for that
                         Distribution Date) and (2) the certificate principal balance of the Class M-8 Certificates immediately  prior to that Distribution Date over (b) the lesser of (x) the product of (1)
                         85.70% and (2) the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution Date and (y) the aggregate stated
                         principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                    (i)  prior to the  Stepdown  Date or on or after the  Stepdown  Date if a  Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution  Amount for that
                         Distribution  Date  after  distribution  of the  Class A  Principal  Distribution  Amount,
                         Sequential Class M Principal Distribution Amount, Class M-4 Principal Distribution Amount,
                         Class M-5 Principal  Distribution Amount,  Class M-6 Principal  Distribution Amount, Class
                         M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount, or

                    (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                         Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution
                         Date after distribution of the Class A Principal Distribution Amount, the Sequential Class
                         M Principal  Distribution  Amount, the Class M-4 Principal  Distribution Amount, the Class
                         M-5 Principal  Distribution Amount, the Class M-6 Principal Distribution Amount, Class M-7
                         Principal  Distribution Amount and Class M-8 Principal  Distribution  Amount; and (ii) the
                         excess of (a) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                         Sequential  Class M, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates
                         (after taking into account the payment of the Class A Principal  Distribution  Amount, the
                         Sequential Class M Principal Distribution Amount, Class M-4 Principal Distribution Amount,
                         the Class M-5 Principal  Distribution  Amount,  Class M-6 Principal  Distribution  Amount,
                         Class M-7 Principal  Distribution  Amount and the Class M-8 Principal  Distribution Amount
                         for that  Distribution  Date) and (2) the certificate  principal  balance of the Class M-9
                         Certificates  immediately  prior to that  Distribution Date over (b) the lesser of (x) the product of (1) 88.20% and (2) the aggregate stated principal balance of the Mortgage Loans after giving  effect to  distributions  to be made on that  Distribution  Date and (y) the aggregate  stated  principal  balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-10 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                    (i)  prior to the  Stepdown  Date or on or after the  Stepdown  Date if a  Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution  Amount for that
                         Distribution  Date  after  distribution  of the  Class A  Principal  Distribution  Amount,
                         Sequential Class M Principal Distribution Amount, Class M-4 Principal Distribution Amount,
                         Class M-5 Principal  Distribution Amount,  Class M-6 Principal  Distribution Amount, Class
                         M-7 Principal  Distribution Amount, Class M-8 Principal  Distribution Amount and Class M-9
                         Principal Distribution Amount or

                    (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                         Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution
                         Date after distribution of the Class A Principal Distribution Amount, the Sequential Class
                         M Principal  Distribution  Amount, the Class M-4 Principal  Distribution Amount, the Class
                         M-5 Principal  Distribution Amount, the Class M-6 Principal Distribution Amount, Class M-7
                         Principal  Distribution  Amount,  Class M-8  Principal  Distribution  Amount and Class M-9
                         Principal  Distribution  Amount;  and (ii) the excess of (a) the sum of (1) the  aggregate certificate  principal  balance of the Class A, Sequential  Class M, Class M-4, Class M-5,
                         Class M-6, Class M-7, Class M-8 and Class M-9 Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amount,  the Sequential  Class M Principal
                         Distribution  Amount,  Class M-4 Principal  Distribution  Amount,  the Class M-5 Principal
                         Distribution  Amount,  Class  M-6  Principal  Distribution  Amount,  Class  M-7  Principal
                         Distribution  Amount,  the  Class  M-8  Principal  Distribution  Amount  and the Class M-9
                         Principal  Distribution  Amount  for  that  Distribution  Date)  and (2)  the  certificate principal  balance of the Class M-10  Certificates  immediately prior to that Distribution
                         Date over (b) the lesser of (x) the  product of (1)  90.90% and (2) the  aggregate  stated
                         principal balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the aggregate  stated  principal  balance of the Mortgage
                         Loans after giving effect to distributions to be made on that Distribution  Date, less the
                         Overcollateralization Floor.

CLASS B PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                    (i)  prior to the  Stepdown  Date or on or after the  Stepdown  Date if a  Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution  Amount for that
                         Distribution  Date  after  distribution  of the  Class A  Principal  Distribution  Amount,
                         Sequential Class M Principal Distribution Amount, Class M-4 Principal Distribution Amount,
                         Class M-5 Principal  Distribution Amount,  Class M-6 Principal  Distribution Amount, Class
                         M-7 Principal  Distribution  Amount,  Class M-8 Principal  Distribution  Amount, Class M-9
                         Principal Distribution Amount and Class M-10 Principal Distribution Amount or

                    (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                         Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution
                         Date after distribution of the Class A Principal Distribution Amount, the Sequential Class
                         M Principal  Distribution  Amount, the Class M-4 Principal  Distribution Amount, the Class
                         M-5 Principal  Distribution Amount, the Class M-6 Principal Distribution Amount, Class M-7
                         Principal  Distribution  Amount,  Class  M-8  Principal  Distribution  Amount,  Class  M-9
                         Principal  Distribution Amount and Class M-10 Principal  Distribution Amount; and (ii) the
                         excess of (a) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                         Sequential  Class M, Class M-4,  Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and
                         Class M-10  Certificates  (after  taking into account the payment of the Class A Principal
                         Distribution  Amount,  the Sequential  Class M Principal  Distribution  Amount,  Class M-4
                         Principal  Distribution  Amount, the Class M-5 Principal  Distribution  Amount,  Class M-6
                         Principal  Distribution  Amount,  Class M-7 Principal  Distribution  Amount, the Class M-8
                         Principal  Distribution Amount, the Class M-9 Principal Distribution Amount and Class M-10
                         Principal  Distribution  Amount  for  that  Distribution  Date)  and (2)  the  certificate principal balance of the Class B Certificates  immediately prior to that Distribution Date over  (b) the  lesser  of (x) the  product  of (1)  93.80%  and (2) the  aggregate  stated
                         principal balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the aggregate  stated  principal  balance of the Mortgage
                         Loans after giving effect to distributions to be made on that Distribution  Date, less the
                         Overcollateralization Floor.

INTEREST DISTRIBUTIONS:

                    On each Distribution Date, accrued and unpaid interest (less prepayment interest shortfalls not covered by  compensating  interest  and Relief Act  Shortfalls)  will be paid to the holders of
                    Class A  Certificates,  Class M  Certificates  and Class B  Certificates  to the  extent of the available distribution amount (after payment of the master servicing fees,  sub-servicing fees, credit  risk  manager  fees and any Net Swap  Payments  owed to the Swap  Counterparty  or Swap
                    Termination  Payments  not  due  to  a  Swap  Counterparty  Trigger  Event  owed  to  the  Swap
                    Counterparty) in the following order of priority:

(i)      To the Class A Certificates, pro rata;
(ii)     To the Class M-1S Certificates;
(iii)    To the Class M-2S Certificates;
(iv)     To the Class M-3S Certificates;
(v)      To the Class M-4 Certificates;
(vi)     To the Class M-5 Certificates;
(vii)    To the Class M-6 Certificates;
(viii)   To the Class M-7 Certificates;
(ix)     To the Class M-8 Certificates;
(x)      To the Class M-9 Certificates;
(xi)     To the Class M-10 Certificates; and
(xii)    To the Class B Certificates.

EXCESS CASHFLOW
DISTRIBUTIONS:                      On each  Distribution  Date, the Excess Cashflow will be distributed  among the
                                    Certificates in the following order of priority:

                    (i)  As part of the Principal  Distribution Amount to pay to holders of the class or classes of certificates then entitled to receive  distributions in respect of principal (as described above),  the  principal  portion of realized  losses  previously  allocated  to reduce the certificate principal balance of any Class A Certificates,  Class M Certificates and Class
                         B  Certificates  and  remaining  unreimbursed,  but  only  to  the  extent  of  subsequent recoveries;

                    (ii) As part  of the  Principal  Distribution  Amount,  to pay to the  holders  of the  Class A
                         Certificates,  Class M  Certificates  and  Class B  Certificates  in  reduction  of  their certificate  principal balances,  the principal portion of realized losses incurred on the
                         Mortgage Loans for the preceding calendar month;

                    (iii) As part of the Principal  Distribution Amount to pay any  Overcollateralization  Increase
                         Amount to the class or classes of certificates  then entitled to receive  distributions in respect of principal;

                    (iv) To pay  the  holders  of the  Class  A  Certificates,  Class M  Certificates  and  Class B
                         Certificates,  pro rata, based on Prepayment  Interest Shortfalls  allocated thereto,  the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, to the extent not covered by Eligible Master Servicing  Compensation on that  Distribution
                         Date;

                    (v)  To pay  the  holders  of the  Class  A  Certificates,  Class M  Certificates  and  Class B
                         Certificates,  pro  rata,  based  on  unpaid  Prepayment  Interest  Shortfalls  previously allocated  thereto,  any  Prepayment  Interest  Shortfalls  remaining  unpaid  from  prior
                         Distribution Dates together with interest thereon;

                    (vi) To pay to the holders of the Class A  Certificates,  pro rata,  then to the holders of the
                         Class M  Certificates  and Class B  Certificates,  in order of  priority,  any Basis  Risk
                         Shortfalls allocated thereto that remains unpaid as of the Distribution Date;

                    (vii) To pay  the  holders  of the  Class A  Certificates,  Class M  Certificates  and  Class B
                         Certificates,  pro  rata,  based  on  Relief  Act  Shortfalls  allocated  thereto  on that
                         Distribution  Date,  the amount of any  Relief Act  Shortfalls  occurring  in the  current
                         Accrual Period;

                    (viii) To pay to the  holders of the Class A  Certificates,  Class M  Certificates  and Class B
                         Certificates,  in  order  of  priority,  the  principal  portion  of any  realized  losses previously allocated thereto that remain unreimbursed;

                    (ix) To pay  any  Swap  Termination  Payments  owed  to  the  Swap  Counterparty  due to a Swap
                         Counterparty Trigger Event; and

                    (x)  To pay the  holders of the Class SB  Certificates  and Class R  Certificates  any  balance remaining in accordance with the terms of the pooling and servicing agreement.

                                                    SWAP AGREEMENT

On the Closing  Date,  the  Supplemental  Interest  Trust  Trustee will enter into a Swap  Agreement  with the Swap
Counterparty as described in the prospectus  supplement.  Under the Swap Agreement,  on or before each Distribution
Date commencing with the Distribution  Date in March 2007 and ending with the  Distribution  Date in February 2012, the Supplemental  Interest Trust Trustee,  on behalf of the supplemental  interest trust, shall be obligated to pay to the Swap  Counterparty  a fixed amount equal to the product of (x) a fixed rate equal to  approximately  [5.18]%
per annum,  (y) the Swap Notional Amount (as defined below) for the related  Distribution  Date and (z) a fraction, the numerator of which is 30 (or, for the first  Distribution  Date,  the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first Distribution  Date,  determined on a 30/360  basis) and the  denominator  of which is 360, and the Swap  Counterparty  will be obligated to pay to the
Supplemental  Interest  Trust Trustee (on behalf of the  supplemental  interest  trust) a floating  amount for that
Distribution Date, equal to the product of (x) One-Month LIBOR, as determined  pursuant to the Swap Agreement,  for the  related  calculation  period (as  defined in the Swap  Agreement),  (y) the Swap  Notional  Amount (as defined below) for that  Distribution  Date,  and (z) a fraction,  the  numerator of which is equal to the actual number of days in the  related  calculation  period  and the  denominator  of which is 360.  Only the net  amount  of the two obligations will be paid by the appropriate party ("Net Swap Payment").

Funds on deposit in the Swap Account,  to the extent such amounts  constitute Net Swap Payments payable to the Swap
Counterparty,  will be distributed  from any available  funds prior to  distributions  on the  certificates on each related  Distribution Date to cover,  first, Net Swap Payments due to the Swap  Counterparty and, second,  any Swap
Termination  Payment not due to a Swap  Counterparty  Trigger Event.  Funds on deposit in the Swap Account,  to the extent such amounts  constitute Net Swap Payments  payable to the  supplemental  interest trust are  distributed to the Class A  Certificates,  Class M Certificates  and Class B  Certificates  through Excess Cash Flow (as described above).  For each  Distribution  Date, the "Swap Notional  Amount" will be equal to the Notional  Balance set forth below.  The Swap  Agreement  and any  payments  made by the Swap  Counterparty  thereunder  will be  assets  of the supplemental interest trust but will not be assets of any REMIC.

Upon early  termination of the Swap Agreement,  the  supplemental  interest trust or the Swap  Counterparty  may be liable to make a termination  payment (the  "Swap  Termination  Payment ") to the other party  (regardless of which party caused the  termination).  The Swap  Termination  Payment will be computed in accordance  with the procedures set forth in the Swap  Agreement.  In the event that the  Supplemental  Interest  Trust  Trustee,  on behalf of the supplemental  interest  trust,  is required to make a Swap  Termination  Payment,  that payment will be paid on the related  Swap  Payment  Date,  and on any  subsequent  Swap  Payment  Date  until paid in full,  and,  if such Swap
Termination  Payment is not due as a result of the occurrence of a Swap  Counterparty  Trigger Event (as defined in the Swap Agreement), such payment will be made prior to distributions to Certificateholders.

    ------------------------------------------------------------------------------------------------------------------------

      PERIOD     DISTRIBUTION DATE       NOTIONAL BALANCE           PERIOD    DISTRIBUTION DATE       NOTIONAL BALANCE
    ------------------------------------------------------------------------------------------------------------------------
    ------------------------------------------------------------------------------------------------------------------------
        1            3/25/2007                330,000,000             31          9/25/2009                  89,811,700
        2            4/25/2007                328,174,576             32         10/25/2009                  85,580,736
        3            5/25/2007                323,547,135             33         11/25/2009                  78,512,200
        4            6/25/2007                318,187,608             34         12/25/2009                  62,435,683
        5            7/25/2007                312,111,263             35          1/25/2010                  55,464,417
        6            8/25/2007                305,344,187             36          2/25/2010                  53,621,267
        7            9/25/2007                297,918,395             37          3/25/2010                  52,165,162
        8           10/25/2007                289,917,821             38          4/25/2010                  50,750,199
        9           11/25/2007                281,559,932             39          5/25/2010                  49,375,154
        10          12/25/2007                273,038,009             40          6/25/2010                  48,038,839
        11           1/25/2008                264,602,680             41          7/25/2010                  46,740,106
        12           2/25/2008                256,522,150             42          8/25/2010                  45,477,844
        13           3/25/2008                248,691,889             43          9/25/2010                  44,250,973
        14           4/25/2008                241,104,046             44         10/25/2010                  43,058,451
        15           5/25/2008                233,751,021             45         11/25/2010                  41,899,266
        16           6/25/2008                226,625,457             46         12/25/2010                  40,772,438
        17           7/25/2008                219,720,226             47          1/25/2011                  39,677,018
        18           8/25/2008                212,910,195             48          2/25/2011                  38,612,087
        19           9/25/2008                205,197,113             49          3/25/2011                  37,576,753
        20          10/25/2008                195,824,450             50          4/25/2011                  36,570,154
        21          11/25/2008                179,686,659             51          5/25/2011                  35,591,451
        22          12/25/2008                133,104,664             52          6/25/2011                  34,639,835
        23           1/25/2009                122,136,174             53          7/25/2011                  33,714,519
        24           2/25/2009                115,654,305             54          8/25/2011                  32,814,741
        25           3/25/2009                110,292,442             55          9/25/2011                  31,751,553
        26           4/25/2009                106,269,715             56         10/25/2011                  30,797,263
        27           5/25/2009                102,874,548             57         11/25/2011                  28,034,411
        28           6/25/2009                  99,617,645            58         12/25/2011                  26,872,125
        29           7/25/2009                  96,469,720            59          1/25/2012                  25,642,699
        30           8/25/2009                  93,426,938            60          2/25/2012                  25,001,191

BANC OF AMERICA SECURITIES LLC
MORTGAGE TRADING/SYNDICATE                                          Tel:  (212) 847-5095
                                                                    Fax: (212) 847-5143
Patrick Beranek                                                     patrick.beranek@bankofamerica.com
Ileana Chu                                                          ileana.i.chu@bankofamerica.com
Charlene Balfour                                                    charlene.c.balfour@bankofamerica.com
Jacqueline Markot                                                   jacqueline.l.markot@bofasecurities.com
PRINCIPAL FINANCE GROUP                                             Fax: (212) 847-5040
Rajneesh Salhotra (Structuring)                                     Tel: (212) 847-5434
                                                                    rajneesh.salhotra@bankofamerica.com
Juanita Deane-Warner                                                Tel: (212) 583-8405
                                                                    juanita.l.deane-warner@bankofamerica.com
Pauwla Rumli                                                        Tel: (212) 583-8447
                                                                    pauwla.rumli@bankofamerica.com
Luna Nguyen (Collateral)                                            Tel: (704) 683-4190
                                                                    luna.nguyen@bankofamerica.com
RATING AGENCIES
Laura Pokojni - Fitch                                               (212) 908-0228
                                                                    laura.pokojni@fitchratings.com
Odile Grisard Boucher - Moody's                                     (212) 553-1382
                                                                    Odile.GrisardBoucher@moodys.com
Chris Deasy - S&P                                                   (212) 438-2405
                                                                    chris.deasy@sandp.com
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